FOLEY & LARDNER
                               ATTORNEYS AT LAW

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                             WRITER'S DIRECT LINE

                                                            CLIENT/MATTER NUMBER
                                                                     069053-0100
                               March 14, 2001


World Wide Wireless Communications, Inc.
520 Third Street, Suite 101
Oakland, CA  94607

         Re:      World Wide Wireless Communications, Inc.

Dear Gentlemen:

         We have acted as counsel to World Wide Wireless Communications, Inc. (the Company") in connection with the registration of shares of the Company's common stock (the "Shares") as described in the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission under the Securities At of 1933, as amended.

         We have reviewed such documents and have made such inquiries as we have deemed necessary and appropriate to render the opinion set forth herein. We have assumed that all documents that have been submitted to us as originals are true and correct and those documents submitted to us, as copies conform to the originals of those documents.

         The Shares are duly authorized, validly issued, fully paid and non-assessable. We are not providing an opinion as to any other statements contained in the Form S-8 Registration Statement, nor as to matters that occur after the date thereof.

         We consent to the filing of this opinion as an exhibit to the Form S-8 Registration Statement.

                                   Sincerely,

                                   /s/ Foley & Lardner

                                   Foley & Lardner